UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2023

PRIVETERRA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40021	85-3940478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 SE 2nd Street, Suite 600

Fort Lauderdale, Florida 33301

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (754) 220-9229

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	PMGMU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	PMGM	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A common stock at an exercise price of $11.50	PMGMW	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement

As previously announced, on December 12, 2022, Priveterra Acquisition Corp., a Delaware corporation (the “Company” or “Priveterra”), entered into a business combination agreement (the “Business Combination Agreement”) by and among the Company, Priveterra Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and AEON Biopharma, Inc., a Delaware corporation (“AEON”). The Business Combination Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into AEON, with AEON surviving as a wholly owned subsidiary of the Company (the “Merger”). Upon the closing of the Merger (the “Closing”), the Company will change its name to “AEON Biopharma, Inc.” (“Pubco”). The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.” The Business Combination Agreement and the transactions contemplated thereby (the “Business Combination”) were approved by the boards of directors of each of the Company and AEON.

Forward Purchase Agreements

On June 29, 2023, Priveterra and AEON entered into separate agreements (each a “Forward Purchase Agreement”, and together, the “Forward Purchase Agreements”) with each of (i) ACM ARRT J LLC and (ii) Polar Multi-Strategy Master Fund (“Polar”, and each of ACM ARRT J LLC and Polar, individually, a “Seller”, and together, the “Sellers”) for OTC Equity Prepaid Forward Transactions. For purposes of each Forward Purchase Agreements, Priveterra is referred to as the “Counterparty” prior to the consummation of the Business Combination, while Pubco is referred to as the “Counterparty” after the consummation of the Business Combination. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreements. Any reference herein to the `Forward Purchase Agreement' are to be treated as a reference to each Seller's separate agreement and should be construed accordingly and any action taken by a Seller should be construed as an action under its own respective agreement.

Pursuant to the terms of the Forward Purchase Agreements, the Sellers intend, but are not obligated, to purchase up to 7,500,000 shares of Class A common stock, par value $0.0001 per share, of Priveterra (“Priveterra Common Stock”) in the aggregate concurrently with the Closing pursuant to each Seller’s respective FPA Funding Amount PIPE Subscription Agreement (as defined below), less the number of shares of Priveterra Common Stock purchased by each Seller separately from third parties through a broker in the open market (“Recycled Shares”). No Seller shall be required to purchase an amount of shares of Priveterra Common Stock such that following such purchase, that Seller’s ownership would exceed 9.9% of the total shares of Priveterra Common Stock outstanding immediately after giving effect to such purchase, unless such Seller, at its sole discretion, waives such 9.9% ownership limitation. The Number of Shares subject to a Forward Purchase Agreement is subject to reduction following a termination of the Forward Purchase Agreements with respect to such shares as described under “Optional Early Termination” in the respective Forward Purchase Agreements.

Each Forward Purchase Agreement provides that a Seller will be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to the product of (i) the Number of Shares as set forth in each Pricing Date Notice and (ii) the redemption price per share as defined in Section 9.2(a) of Priveterra’s Second Amended and Restated Certificate of Incorporation (the “Initial Price”).

The Counterparty will pay to each Seller separately the Prepayment Amount required under the respective Forward Purchase Agreement directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer and Trust Company holding the net proceeds of the sale of the units in the Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”) no later than the earlier of (a) one business day after the Closing Date and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination, except that to the extent the Prepayment Amount payable to a Seller is to be paid from the purchase of Additional Shares by such Seller pursuant to the terms of its FPA Funding Amount PIPE Subscription Agreement, such amount will be netted against such proceeds, with such Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount. For the avoidance of doubt, any Additional Shares purchased by a Seller will be included in the Number of Shares for its respective Forward Purchase Agreement for all purposes, including for determining the Prepayment Amount.

Following the Closing, the reset price (the “Reset Price”) will initially be the Initial Price and subject to a $7.00 floor (the “Reset Price Floor”). The Reset Price will be subject to reset on a monthly basis (each a “Reset Date”) with the first such Reset Date occurring 90 days after the Closing Date to be the lowest of (a) the then-current Reset Price, (b) the Initial Price and (c) the 30-day VWAP Price of the Shares immediately preceding such Reset Date;

provided, however, that the Reset Price may be reduced immediately to any lower price at which the Counterparty sells, issues or grants any shares or securities convertible or exchangeable into shares (other than, among other things, grants or issuances under the Counterparty’s equity compensation plans, any securities issued in connection with the Business Combination or any securities issued in connection with the PIPE Subscription Agreements (as defined below)), subject to certain exceptions, in which case the Reset Price Floor would be eliminated.

From time to time and on any date following the Business Combination (any such date, an “OET Date”), any Seller may, in its absolute discretion, terminate its Forward Purchase Agreement in whole or in part by providing written notice to the Counterparty (the “OET Notice”), no later than the next Payment Date following the OET Date (which shall specify the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”)). The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from the Seller, and the Seller shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date. The payment date may be changed within a quarter at the mutual agreement of the parties.

The valuation date will be the earliest to occur of (a) the second anniversary of the Closing Date, (b) the date specified by a Seller in a written notice to be delivered to the Counterparty at a Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (w) a VWAP Trigger Event (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, upon any Additional Termination Event and (c) 90 days after delivery by the Counterparty of a written notice in the event that for any 20 trading days during a 30 consecutive trading day-period that occurs at least six months after the Closing Date, the VWAP Price is less than the then applicable Reset Price, provided that a Registration Statement was effective and available for the entire measurement period and remains continuously effective and available during the entire 90 day notice period (the “Valuation Date”).

On the Cash Settlement Payment Date, which is the tenth local business day following the last day of the valuation period commencing on the Valuation Date, a Seller shall pay the Counterparty a cash amount equal to (1) (A) the Number of Shares as of the Valuation Date less the number of Unregistered Shares, multiplied by (B) the volume-weighted daily VWAP Price over the Valuation Period less (2) if the Settlement Amount Adjustment is less than the cash amount to be paid, the Settlement Amount Adjustment. The Settlement Amount Adjustment is equal to (1) the Number of Shares as of the Valuation Date multiplied by (2) $2.00 per share, and the Settlement Amount Adjustment will be automatically netted from the Settlement Amount. If the Settlement Amount Adjustment exceeds the Settlement Amount, the Counterparty will pay the Seller in shares of Priveterra Common Stock or, at the Counterparty’s election, in cash.

Each Seller has agreed to waive any redemption rights with respect to any Recycled Shares in connection with the Business Combination, as well as any redemption rights under Priveterra’s Second Amended and Restated Certificate of Incorporation that would require redemption by Priveterra of the Shares. Such waiver may reduce the number of shares of Priveterra Common Stock redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. Each Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

A copy of the form of Forward Purchase Agreement is filed herewith as Exhibit 10.1, and Exhibit 10.2 and the foregoing description of the Forward Purchase Agreements is qualified in its entirety by reference thereto.

Committed Financing Agreements

As previously disclosed in the proxy statement/prospectus filed by Priveterra with the Securities and Exchange Commission on May 12, 2023, on January 6, 2023, AEON and Priveterra entered into Committed Financing Agreements with each of Alphaeon 1 LLC (“A-1”) and Daewoong Pharmaceutical Co., Ltd. (“Daewoong”, and together with A-1, the “Committed Financing Investors”) (together, the “Original Committed Financing Agreements”), pursuant to which the Committed Financing Investors agreed to purchase, and Priveterra and AEON agreed to sell to the Committed Financing Investors, $20 million aggregate principal of interim notes convertible into an aggregate of 2,857,143 shares of Priveterra Common Stock, for a purchase price of $7.00 per share pursuant to the Original Committed Financing Agreements.

Pursuant to its Original Committed Financing Agreement, and as previously disclosed by Priveterra, on March 9, 2023, A-1 executed an Interim Note Subscription Agreement (the “Original A-1 Note Subscription Agreement”) for the subscription of $15 million aggregate principal of interim notes issued by AEON (the “Interim Notes”). Pursuant to such Original A-1 Note Subscription Agreement, at the option of A-1, all or a portion of such Interim Notes could be issued immediately prior to the Closing upon payment by A-1 of the principal amount at Closing, or issued as pre-funded notes.

On June 23, 2023, A-1 entered into an amendment to its Original A-1 Note Subscription Agreement (the “Amended A-1 Note Subscription Agreement”) to add the subscription of $20 million additional aggregate principal of Interim Notes. Pursuant to the Amended A-1 Note Subscription Agreement, at the option of A-1, all or a portion of such Interim Notes could be issued immediately prior to the Closing upon payment by A-1 of the principal amount at Closing, or issued as pre-funded notes. In connection therewith, on June 8, 2023, AEON and Priveterra entered into a Committed Financing Agreement with A-1 (the “Additional Committed Financing Agreement”), pursuant to which A-1 agreed to purchase, and Priveterra and AEON agreed to sell to A-1, an additional $20 million aggregate principal of interim notes convertible into 2,857,143 shares of Priveterra Common Stock, for a purchase price of $7.00 per share pursuant to the Additional Committed Financing Agreement.

Pursuant to its Committed Financing Agreement, on June 27, 2023, Daewoong executed a Note Subscription Agreement (the “Daewoong Note Subscription Agreement” and together with the Amended A-1 Note Subscription Agreement, the “Note Subscription Agreements”), pursuant to which Daewoong agreed to purchase, and Priveterra and AEON agreed to sell to Daewoong, an additional aggregate $5 million aggregate principal of Interim Notes convertible into 714,285 shares of Pubco Common Stock, for a purchase price of $7.00 per share. Pursuant to such Daewoong Note Subscription Agreement, at the option of Daewoong, all or a portion of such Interim Notes could be issued immediately prior to the Closing upon payment by Daewoong of the principal amount at Closing, or issued as pre-funded notes.

A copy of the form of Note Subscription Agreement is filed herewith as Exhibit 10.3, and the foregoing description of the Note Subscription Agreements is qualified in its entirety by reference thereto.

FPA Funding Amount PIPE Subscription Agreements

On June 29, 2023, Priveterra entered into separate subscription agreements (the “FPA Funding Amount PIPE Subscription Agreements”) with each of ACM ARRT J LLC and Polar (collectively, the “FPA Funding PIPE Investors”). Any reference herein to the ‘FPA Funding Amount PIPE Subscription Agreements’ are to be treated as a reference to each FPA Funding PIPE Investor’s separate agreement and should be construed accordingly and any action taken by a FPA Funding PIPE Investor should be construed as an action under its own respective agreement.

Pursuant to the FPA Funding PIPE Subscription Agreements, the FPA Funding PIPE Investors agreed to subscribe for and purchase, and Priveterra agreed to issue and sell to the FPA Funding PIPE Investors, on the Closing Date, an aggregate of 7,500,000 shares of Priveterra Common Stock, less the Recycled Shares in connection with the Forward Purchase Agreements.

A copy of the form of FPA Funding Amount PIPE Subscription Agreement is filed herewith as Exhibit 10.4, and the foregoing description of the FPA Funding Amount PIPE Subscription Agreements is qualified in its entirety by reference thereto.

New Money PIPE Subscription Agreements

On June 29, 2023, Priveterra entered into separate subscription agreements (the “New Money PIPE Subscription Agreements” and together with the FPA Funding Amount PIPE Subscription Agreements, the “PIPE Subscription Agreements”) with each of ACM ASOF VIII Secondary-C LP and the Polar Affiliate (collectively, the “New Money PIPE Investors”). Any reference herein to the ‘New Money PIPE Subscription Agreements’ are to be treated as a reference to each New Money PIPE Investor’s separate agreement and should be construed accordingly and any action taken by a New Money PIPE Investor should be construed as an action under its own respective agreement.

Pursuant to the New Money PIPE Subscription Agreements, the New Money PIPE Investors agreed to subscribe for and purchase, and Priveterra agreed to issue and sell to the New Money PIPE Investors, on the Closing Date, an aggregate of 1,000,000 shares of Priveterra Common Stock for a purchase price of $7.00 per share, for aggregate gross proceeds of $7 million. Pursuant to its New Money PIPE Subscription Agreement, Priveterra will issue 75,000 shares of Priveterra Common Stock to ACM ASOF VIII Secondary-C LP as a structuring fee in consideration of certain services provided by it in the structuring of its Forward Purchase Agreement and the transactions described therein.

A copy of the form of New Money PIPE Subscription Agreement is filed herewith as Exhibit 10.5, and the foregoing description of the New Money PIPE Subscription Agreements is qualified in its entirety by reference thereto.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The securities of Priveterra that may be issued in connection with the PIPE Subscription Agreements will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 8.01. Other Events.

Letter Agreements

On June 29, 2023, Priveterra Sponsor, LLC (“Sponsor”) entered into separate letter agreements (each, “Letter Agreement” and collectively, the “Letter Agreements”) with each of ACM ASOF VIII Secondary-C LP and Polar. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Letter Agreements.

Pursuant to the Letter Agreements, in the event that the Transfer VWAP for the shares of Priveterra Common Stock purchased pursuant to the New Money PIPE Subscription Agreements that are Transferred during the Measurement Period (the “Transferred PIPE Shares”) is less than $7.00 per share, then (i) ACM ASOF VIII Secondary-C LP and Polar shall be entitled to receive a number of additional shares of Priveterra Common Stock that have been registered for resale by the Company under an effective resale registration statement pursuant to the Securities Act, under which ACM ASOF VIII Secondary-C LP and Polar may sell or transfer such shares of Priveterra Common Stock in an amount that is equal to the lesser of (A) a number of shares of Priveterra Common Stock equal to the Make-Whole Amount divided by the VWAP (measured as of the date the Additional Shares are Transferred to ACM ARRT J LLC or Polar, as applicable) and (B) 400,000 shares of Priveterra Common Stock (the “Additional Shares”) and (ii) Sponsor shall promptly (but in any event within fifteen (15) business days) after the Measurement Date, transfer the Additional Shares to ACM ASOF VIII Secondary-C LP or Polar, as applicable. For the avoidance of doubt, in the event the Transfer VWAP for the Transferred PIPE Shares is equal to or more than $7.00 per share, then neither ACM ASOF VIII Secondary-C LP nor Polar shall be entitled to any Additional Shares. “Make-Whole Amount” means an amount equal to the product of (A) $7.00 minus the Transfer VWAP multiplied by (B) the number of Transferred PIPE Shares.

A copy of the form of Letter Agreement is filed herewith as Exhibit 99.1 and Exhibit 99.2 and the foregoing description of the Letter Agreements is qualified in its entirety by reference thereto.

Supplement to the Definitive Proxy Statement

On May 12, 2023, Priveterra filed a definitive proxy statement (the “Definitive Proxy Statement”) for the solicitation of proxies in connection with a special meeting of Priveterra’s stockholders to be held on June 21, 2023 (the “Special Meeting”) to consider and vote on, among other proposals, a business combination with AEON Biopharma, Inc. (the “Business Combination Proposal”) and the issuance of common stock of Priveterra in connection with the business combination (the “Stock Issuance Proposal”).

Priveterra has determined to supplement the Definitive Proxy Statement (the “Proxy Supplement”) to provide updated information about certain additional equity financing arrangements that have been entered into in connection with the business combination transaction and that will increase the number of shares of common stock of Priveterra that will be issued in connection with the business combination. There is no change to the date, location, the record date, redemption deadline or any of the other proposals to be acted upon at the Special Meeting.

Stockholders who have previously submitted their proxies or otherwise voted and who do not want to change their vote need not take any action. Stockholders as of the April 11, 2023 record date can vote, even if they have subsequently sold their shares. Stockholders who wish to withdraw their previously submitted redemption requests may do so prior to the rescheduled Special Meeting by requesting that the transfer agent return such shares prior to the Special Meeting.

A copy of the Proxy Supplement is filed herewith as Exhibit 99.3 and is incorporated herein by reference.

IMPORTANT NOTICES

Additional Information and Where to Find It

The Company has filed with the SEC a definitive proxy statement (the “Proxy Statement”) in connection with a special meeting of the Company’s stockholders to vote on, among other things, the Merger (the “Special Meeting”) and, beginning on May 12, 2023, mailed the Proxy Statement and other relevant documents to its stockholders as of the April 11, 2023 record date for the Special Meeting. The Company’s stockholders and other interested persons are advised to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Special Meeting because these documents will contain important information about the Company and related matters. Stockholders may also obtain a free copy of the Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger described in this Current Report under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in the Proxy Statement, and is available free of charge at the SEC’s website at www.sec.gov or by directing a request to: Priveterra Acquisition Corp., Attn: Secretary, 300 SE 2nd Street, Suite 600, Fort Lauderdale, FL 33301.

AEON and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. A list of the names of such directors and executive officers and information regarding their interest in the proposed Merger is set forth in the Proxy Statement.

Forward-Looking Statements

Certain statements, estimates, targets and projections in this Current Report may be considered forward-looking statements. Forward-looking statements generally relate to future events involving, or future performance of, the Company or AEON. In some cases, you can identify forward-looking statements by terminology such as “pro forma”, “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, and AEON and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Merger; (ii) the outcome of any legal proceedings that may be instituted against the Company, AEON, the combined company or others following the announcement of the Merger and any definitive agreements with respect thereto; (iii) the inability to complete the Merger due to the failure to obtain approval of the stockholders of the Company or AEON or to satisfy other conditions to closing; (iv) changes to the proposed structure of the Merger that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Merger; (v) the ability to meet stock exchange listing standards following the consummation of the Merger; (vi) the risk that the Merger disrupts current plans and operations of AEON as a result of the announcement and consummation of the Merger; (vii) the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, the ability to identify, develop and commercialize product candidates, the initiation, cost, timing, progress or results of current or planned preclinical studies and clinical trials, product acceptance and/or receipt of regulatory approvals for product candidates, including related milestones, the plans, strategies and objectives of management for future operations, the beliefs and assumptions of management regarding future events, potential markets or market size, or technological developments, competition and advancement of research and development activities in the biopharma industry, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and retain its management and key employees, costs related to the Merger, changes in applicable laws or regulations, the possibility that AEON or the combined company may be adversely affected by other economic, business, regulatory, and/or competitive factors; (viii) AEON’s estimates of expenses and profitability, the evolution of the markets in which AEON competes, the ability of AEON to implement its strategic initiatives and continue to innovate its existing product candidates, the ability of AEON to defend its intellectual property and satisfy regulatory requirements, the impact of the COVID-19 pandemic on AEON’s business; and (ix) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s final prospectus dated February 11, 2021, relating to its initial public offering and other risks and uncertainties indicated from the time to time in the Proxy Statement, including those set forth under “Risk Factors” therein, and other documents filed to be filed with the SEC by the Company.

No Offer or Solicitation

This Current Report shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Form of Forward Purchase Agreement, by and among Priveterra Acquisition Corp., AEON Biopharma, Inc., and ACM ARRT J LLC.

10.2	Form of Forward Purchase Agreement, by and among Priveterra Acquisition Corp., AEON Biopharma, Inc., and Polar Multi-Strategy Master Fund.

10.3	Form of Note Subscription Agreement, by and among Priveterra Acquisition Corp. and the investors signatory thereto.

10.4	Form of FPA Funding Amount PIPE Subscription Agreement, by and among Priveterra Acquisition Corp. and the investors signatory thereto.

10.5	Form of New Money PIPE Subscription Agreement, by and among Priveterra Acquisition Corp. and the investors signatory thereto.

99.1	Form of Letter Agreement, by and between Priveterra Sponsor, LLC and ACM ASOF VIII Secondary-C LP.

99.2	Form of Letter Agreement, by and between Priveterra Sponsor, LLC and Polar Multi-Strategy Master Fund.

99.3	Proxy Supplement, dated as of June 29, 2023.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Priveterra Acquisition Corp.

By:	/s/ Robert Palmisano
Name:	Robert Palmisano
Title:	Chairman and Chief Executive Officer

Dated: June 29, 2023